Exhibit 3
EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 1, 2007, by and among Distributed Energy Systems Corp., a Delaware corporation (the “Company”) and Perseus Partners VII, L.P., a Delaware limited partnership (the “Investor”).
R E C I T A L S
     A. The Company and the Investor are parties to a Securities Purchase Agreement dated as of May 10, 2007 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Investor has made an investment in the Company by acquiring senior secured convertible promissory notes of the Company (the “Notes”) that are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to acquire shares of Common Stock (the “Warrants,” and together with the Notes, the “Securities”).
     B. In connection with such purchase of the Securities, and to induce the Investor to consummate such purchase of the Securities, the Company has agreed to enter into this Agreement and to grant to the Investor the rights set forth in this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the Investor and the Company (each, a “Party,” and collectively, the “Parties”) agree as follows:
     1. Definitions. For purposes of this Agreement:
          “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and any rules and regulations promulgated thereunder.
          “Holder” means (i) the Investor, (ii) any partner of, or direct or indirect investor in, the Investor to which the Investor directly or indirectly distributes Registrable Securities in accordance with the terms of its governing documents and the governing documents of its direct or indirect investors (collectively, “Fund Investors”); (iii) any person or entity to whom the Investor and/or Fund Investors sells, transfers or assigns in the aggregate 10% or more of the shares of Common Stock that qualify as Registrable Securities at the time of such sale, transfer or assignment, other than in a sale pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement. Although Fund Investors shall constitute Holders hereunder and be granted all rights granted to Holders hereunder, the Fund Investors of the Investor shall act through the Investor in exercising or enforcing such rights.
          “prospectus” means any preliminary prospectus, final prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

          “register,” “registered,” and “registration” refer to an underwritten registration effected by preparing and filing with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.
          “Registration Expenses” means all expenses in connection with the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery (including delivery by mail or courier services) expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange on which the Company has made application for the listing of its Common Stock; (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit) and (x) fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees in addition to those provided for in clause (x) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.
          “Registrable Securities” means any shares of Common Stock of the Company owned by any Holder or that may be acquired by any Holder upon the conversion of any convertible security or the exercise of any warrant, option or other right owned by any Holder, but only to the extent such shares constitute “restricted securities” under Rule 144 under the Securities Act or the Holder thereof is deemed to be an “affiliate” of the Company under Rule 144.
          “Requestor” means the Investor until such time as the Investor (nor any of its Fund Investors) hold no Registrable Securities, and thereafter any Holder.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and any rules and regulations promulgated thereunder.
     2. Demand Registrations.
          (a) Request for Registration. At any time after the date of this Agreement, a Requestor may submit a written request (a “Demand Notice”) to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”). Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Company shall:
               (i) within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and
               (ii) as soon as practicable, use diligent efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 Business Days after the date the Company mails the written notice referred to in clause (i) above.
          Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially and adversely detrimental to the Company and its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 45 Business Days; provided, that such right shall not be exercised more than once with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.
          (b) Shelf Registration. If at the time the Company registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), then such registration statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor. Except as provided in Section 5(b) hereof, the Company shall use its diligent efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer of the Company stating that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, in accordance with the procedure set forth in the last paragraph of Section 2(a) hereof, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 45 Business Days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Company more than once in any twelve-month period (counting as a permitted exercise any exercise by the Company of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)).
          (c) Underwriting. In connection with any registration under this Section 2, if the Requestors intend to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, they shall so advise the Company in writing. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with one or more underwriters selected by the Requestors having terms and conditions customary for such agreements (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such distribution. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated among the Holders in such manner as may be determined by the Requestors.
          (d) Limitations. The Company shall not be obligated to (i) effect more than two registrations under Section 2(b) in any twelve month period, (ii) effect any registration where the aggregate estimated sales price for the Registrable Securities to be included therein is less than $500,000, or (iii) effect more than two registrations on Form S-1 or any other long-form registration statement; provided, that a registration pursuant to this Section 2 shall not be counted unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the Securities and Exchange Commission (the “Commission”).
     3. Piggy-back Registration.
          (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its capital stock, whether or not for its own account, other than a registration relating to employee benefit plans or a registration effected on Form S-4, the Company shall:
               (i) provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Company in connection with such registration; and
               (ii) include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Company within ten Business Days after the Company mails the written notice referred to above, subject to the provisions of Section 3(b) below.

          (b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed 20% of all shares included in such registration, the Company may limit the number of Registrable Securities included in such registration to not less than 20% of the number of shares included in such registration.
          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration.
     4. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 2, 3 and 5 shall be borne by the Company, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 2, 3 or 5, the request of which has been subsequently withdrawn by the Holders unless (i) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (ii) the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2(a) or Section 2(b), as the case may be.
     5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Company shall:
          (a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Company and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use its diligent efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided in this Agreement, provided, that if the Investor’s Registrable Securities are covered by such registration statement, then prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Investor, its counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

          (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, that except in the case of a shelf registration under Section 2(b) such registration statement need not be kept effective and current for longer than 120 days subsequent to the effective date of such registration statement;
          (c) subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the selling holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;
          (d) promptly notify the selling holders of Registrable Securities and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the National Association of Securities Dealers Inc. (“NASD”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Company will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (e) furnish to each Holder of Registrable Securities being offered, a signed counterpart, addressed to such Holder (and, if applicable, any of its Affiliates), of (i) any opinion of counsel to the Company delivered to any underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any underwriter;
          (f) furnish to each Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;
          (g) use its diligent efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any selling Holder of such Registrable Securities or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 5(g) or (y) consent to general service of process in any such jurisdiction;
          (h) cause all such Registrable Securities to be listed or accepted for quotation on each securities exchange on which the Company’s Common Stock then trades;
          (i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
          (j) upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and
          (k) otherwise use its diligent efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     6. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:
          (a) to the extent permitted by law, the Company agrees to indemnify and hold harmless the Investor, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Investor within the meaning of the Securities Act (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) (“Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, offering circular or other document incident to any such registration or compliance, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse any Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the Investor expressly for use therein. The Company also shall indemnify any underwriter (as defined in the Securities Act) of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 6(a).
          (b) Each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Company, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder.
          (c) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the

“Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought; provided, that failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations under this Agreement unless it is materially prejudiced thereby, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom if it is a claim brought by a third party, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.
          (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company shall use its diligent efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
          (c) furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Company.
     The provisions of this Section 7 shall terminate on the date on which there are no Holders of Registrable Securities.
     8. Termination of Registration Rights. With the exception of Section 7, no Holder shall be entitled to exercise any right provided for in this Agreement after the date all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.
     9. Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law.
     10. “Stand-Off” Agreement. Each Holder, if requested by the managing underwriter of a registered public offering of securities by the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company then held by such Holder for a specified period of time that is customary under the circumstances (not to exceed 180 days) following the effective date of the registration statement for such offering, provided, that (a) no such agreement shall be required unless each stockholder of the Company owning at least 1% of the issued and outstanding Common Stock enters into a similar agreement covering the same period of time and (b) such agreement shall contain terms customary for such agreements; provided, that if the managing underwriter of a registered public offering of securities of the Company releases any of the foregoing stockholders from such restrictions prior to the expiration of the 180-day period, then each Holder shall also be released from such restrictions for its pro rata share of securities so released. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 10.

     11. Miscellaneous.
          (a) No Inconsistent Agreements. The Company represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to its Common Stock which is inconsistent with or violates the rights granted to the Holder under this Agreement.
          (b) Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights or obligations under this Agreement to any of the following: (i) any partner (including a general or limited partner) or retired partner of any Holder that is a partnership, (ii) any stockholder of any Holder that is a corporation, (iii) any member of any Holder that is a limited liability company and (iv) any transferee that acquires at least 10% of the Common Shares issuable under the Notes; provided, that in each such case, the Company receives written notice of any transfer and the transferee agrees to be bound by the terms of this Agreement.
          (c) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable Parties at the address or facsimile number, as applicable, stated below or if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.
          (d) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.
          (e) Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company and by investors that hold a majority of the total Registrable Securities.
          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws of the State of New York or any other state, and the Parties by this Agreement irrevocably submit to the non-exclusive jurisdiction of the federal and state courts located in the State of New York for all matters arising out of or in connection with this Agreement or any of the transactions contemplated by this Agreement.
          (g) WAIVER OF TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

          (h) Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.
          (i) Further Assurances. Each Party agrees to act in accordance with the provisions of this Agreement and not to take any action that is designed to avoid the intention hereof.
          (j) Successors and Assigns. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.
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[signatures appear on following pages]

[Company Signature Page]
     IN WITNESS WHEREOF, the undersigned Party has executed this Agreement as of the day and year first above written.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Ambrose L. Schwallie

Name: Ambrose L. Schwallie
Title: CEO

Address for Notice:

Distributed Energy Systems Corp.
10 Technology Drive
Wallingford, CT 06492
Attention:
Facsimile: (203) -

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, NW
Washington, DC 20006
Attention: Brent Siler
Facsimile: (202) 663-6363

[Investor Signature page]
     IN WITNESS WHEREOF, the undersigned Investor has executed this Agreement as of the day and year first above written.

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:	/s/ John C. Fox

John C. Fox
Senior Managing Director

Address for Notice:

c/o Perseus, L.L.C.
2099 Pennsylvania Ave., N.W.
Suite 900
Washington, DC 20006-1813
Attention: John C. Fox
Teresa Bernstein
Facsimile: (202) 463-6215

with a copy to:

Arnold & Porter llp
1600 Tysons Boulevard, Suite 900
McLean, VA 22102-4865
Attention: Robert B. Ott, Esq.
Facsimile: (703) 720-7399